Final

Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100 Mobile: 610-299-6700

NUTRISYSTEM REPORTS SECOND QUARTER 2013 RESULTS

Board of Directors declares dividend of 17.5 cents per share

Quarterly earnings per share of 22 cents outperforms second quarter guidance Full year EPS guidance increased

Fort Washington, PA—July 29, 2013—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the second quarter 2013. The Company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable August 19, 2013, to stockholders of record as of August 8, 2013.

The following are financial highlights for the second quarter ended June 30, 2013:

·	Revenues for the quarter were $97.5 million and operating income was $9.8 million, both of which were in line with the company’s expectations;

·	Adjusted EBITDA for the quarter was $13.5 million. Adjusted EBITDA is defined as net income excluding non-cash employee compensation, interest, income taxes, depreciation and amortization;

·	Net income for the quarter was $6.4 million, and net income per diluted share was 22 cents, exceeding the Company’s projected range of 15 to 20 cents per share; and

·	Cash, cash equivalents, and short term investments were $35.1 million at June 30, 2013. The Company had no outstanding bank debt at quarter-end under its existing bank facility.

Dawn Zier, President and Chief Executive Officer, said, “Year-to-date adjusted earnings increased 8 cents from the prior year, up 57%, driven by continued gross margin improvement, careful management of marketing spend and G&A expense discipline. We successfully increased our average selling price through the execution of cross-sell initiatives and reduced discounting, as well as improved our reactivation yield through segmentation and targeting. While response and conversion remained challenged, these improvements, combined with our retail success at Walmart, are enabling us to deliver on the plan we outlined at the start of the year.”

Ms. Zier continued, “On a parallel path we are working hard on initiatives to stabilize and then grow revenue in future quarters. We are focused on diversifying sales channels, building our innovation pipeline, and developing new creative and programs for the 2014 diet season launch. Results from our research show that our new product concepts, enhancements and messaging are resonating with customers and we believe this will help us to broaden appeal and interest in Nutrisystem for the upcoming diet season.”

Mike Monahan, Chief Financial Officer, added, “We continue to execute against our 2013 financial plan of increasing annual profitability while investing in our growth initiatives and returning cash to our stockholders. The upside in second quarter earnings per share has enabled us to increase our guidance for FY 2013. We now expect adjusted earnings per share to be in the range of 27 to 35 cents, up from our previously-announced range of 23 to 33 cents. We are also projecting third quarter earnings per share in the range of 8 to 13 cents, as we expect the year-over-year revenue pressure we realized during the first half of the year to begin to abate.”

Conference Call and Webcast

Management will host a webcast to discuss second quarter 2013 financial results today at 4:30 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 888-430-8705, and reference conference ID 2531595.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as third quarter and full year 2013 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem

Having helped Americans lose millions of pounds for over 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with, or at risk for, type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2013	2012	2013	2012

REVENUE	$97,469	$124,560	$ 202,853	$253,077

COSTS AND EXPENSES:
Cost of revenue	47,716	66,419	100,069	136,948
Marketing	24,250	28,546	60,566	74,213
General and administrative	13,350	19,971	28,601	36,286
Depreciation and amortization	2,342	2,706	4,891	5,542
Total costs and expenses	87,658	117,642	194,127	252,989
Operating income	9,811	6,918	8,726	88
OTHER EXPENSE	0	(78)	0	(78)
INTEREST EXPENSE, net	(29)	(236)	(82)	(510)
Income (loss) before income taxes	9,782	6,604	8,644	(500)
INCOME TAX EXPENSE (BENEFIT)	3,423	2,489	2,925	(134)
Net income (loss)	$6,359	$4,115	$ 5,719	$(366)

BASIC INCOME (LOSS) PER COMMON SHARE	$0.22	$0.14	$ 0.20	$(0.01)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.22	$0.14	$ 0.20	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,895	27,441	27,905	27,381
Diluted	28,001	27,622	28,046	27,381

DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$ 0.35	$0.35

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and par value amounts)

	June 30,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 17,085	$16,186
Short term investments	17,988	3,205
Receivables	7,620	8,487
Inventories	22,811	23,637
Prepaid income taxes	775	4,531
Deferred income taxes	2,069	2,969
Other current assets	5,000	7,160
Total current assets	73,348	66,175

FIXED ASSETS, net	26,902	28,003
OTHER ASSETS	5,519	4,228
Total assets	$ 105,769	$98,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 29,760	$23,192
Accrued payroll and related benefits	3,353	1,326
Deferred revenue	3,410	3,343
Other accrued expenses and current liabilities	8,093	6,911
Total current liabilities	44,616	34,772
NON-CURRENT LIABILITIES	3,293	3,525
Total liabilities	47,909	38,297

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no
shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized;
shares issued – 28,848,838 at June 30, 2013 and 28,631,464 at
December 31, 2012)	29	29
Additional paid-in capital	20,897	18,466
Treasury stock, at cost, 131,591 shares at June 30, 2013 and
72,561 shares at December 31, 2012	(1,143)	(636)
Retained earnings	38,105	42,254
Accumulated other comprehensive loss	(28)	(4)

Total stockholders’ equity	57,860	60,109

Total liabilities and stockholders’ equity	$ 105,769	$98,406

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	~~-------------------------------------~~
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,719	$(366)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,891	5,542
Loss on disposal of fixed assets	48	6
Share–based compensation expense	2,890	6,574
Deferred income tax benefit	(788)	(3,162)
Other non-cash charges	30	57
Changes in operating assets and liabilities:
Receivables	867	1,826
Inventories	826	8,356
Other assets	2,153	3,796
Accounts payable	6,642	726
Accrued payroll and related benefits	2,027	3,056
Deferred revenue	67	(633)
Income taxes	3,658	2,859
Other accrued expenses and liabilities	1,006	486
Net cash provided by operating activities	30,036	29,123
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(18,458)	(8,527)
Proceeds from sales of short term investments	3,594	0
Capital additions	(3,984)	(5,496)
Proceeds from the sale of fixed assets	28	0
Net cash used in investing activities	(18,820)	(14,023)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	0	(200)
Exercise of stock options	0	9
Taxes related to equity compensation awards, net	(449)	(627)
Payment of dividends	(9,868)	(9,894)
Net cash used in financing activities	(10,317)	(10,712)
NET INCREASE IN CASH AND CASH EQUIVALENTS	899	4,388
CASH AND CASH EQUIVALENTS, beginning of period	16,186	47,594
CASH AND CASH EQUIVALENTS, end of period	$17,085	$51,982

	NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
	(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Adjusted EBITDA	$13,541	$17,653	$17,427	$15,707
Non-cash employee compensation
expense	(1,388)	(1,428)	(2,369)	(3,179)
Other expense	0	(78)	0	(78)
Interest expense, net	(29)	(236)	(82)	(510)
Income tax (expense) benefit	(3,423)	(2,489)	(2,925)	134
Depreciation and amortization	(2,342)	(2,706)	(4,891)	(5,542)
Severance and related charges	0	(6,601)	(1,441)	(6,898)

Net income (loss)	$6,359	$4,115	$5,719	$(366)

Adjusted EBITDA is defined as net income (loss) excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization and severance and related charges.

We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.